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                                 June 9, 1995





Sun Sportswear, Inc.
6520 South 190th Street
Kent, Washington  98032

         Re:     Registration Statement on Form S-8 under the
                 Securities Act of 1933, as amended

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters relating to the Registration Statement on Form S-8 which you will be filing with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 520,500 shares of your Common Stock, no par value ("Registered Stock"). Capitalized terms used in this opinion and not otherwise defined in this opinion have the meanings given them in the Registration Statement.

        The Registered Stock is currently unissued shares. The Registered Stock is to be sold to your employees or issued to members of your Board of Directors upon exercise by them of stock options (the "Options") granted as described in the Registration Statement.

         In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following documents:

         1. Your Restated Articles of Incorporation, certified as of April 11, 1995 by the Secretary of State of the State of Washington as being true and correct, and certified to us by your Chairman of the Board as being complete and in full force and effect as of the date of this opinion;

         2. Your Bylaws, as amended, certified to us by your Chairman of the Board as being complete and in full force and effect as of the date of this opinion;
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Sun Sportswear, Inc.
June 9, 1995
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         3.      Records of proceedings and actions of your Board of Directors and shareholders, certified to us by your President as constituting all records of their proceedings and actions through the date of this opinion relating to the sale of Registered Stock in accordance with the Registration Statement;

         4.      A specimen stock certificate evidencing the shares of Common
Stock;

         5.      The Registration Statement and exhibits thereto; and

         6. Information provided by the Company's transfer agent as to the number of shares of Common Stock outstanding as of June 9, 1995.

         This opinion is limited to the federal law of the United States of America and the law of the State of Washington.

         On the basis of and subject to the foregoing, we are of the opinion that the Registered Stock, when and if issued, delivered and paid for as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable upon the exercise of Options may be adjusted automatically such that the number of such shares may exceed the number of remaining authorized, but unissued shares of Common Stock at the time the Options are exercised.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.


                                          Very truly yours,

                                          HELLER, EHRMAN, WHITE & McAULIFFE

                                          /s/ Heller Ehrman White & McAuliffe